As filed with the Securities and Exchange Commission on June 18, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CareDx, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	94-3316839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Tower Place
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

2014 Equity Incentive Plan, as amended
2014 Employee Stock Purchase Plan
(Full titles of the plans)
Peter Maag, Ph.D.
Chairman and Chief Executive Officer
CareDx, Inc.
1 Tower Place
South San Francisco, California 94080
(415) 287-2300
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Jeffrey T. Hartlin, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, California 94304
(650) 320-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan, as amended	1,699,937(2)	$31.31(3)	$53,225,027.47(3)	$6,908.61
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan	133,900(4)	$26.61(5)	$3,563,079.00(5)	$462.49
TOTAL:	1,833,837	—	$56,788,106.47	$7,371.10

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”), of the Registrant (defined below) that become issuable under the CareDx, Inc. 2014 Equity Incentive Plan, as amended (the “2014 Plan”), and the CareDx, Inc. 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2014 Plan on January 1, 2020 pursuant to an “evergreen” provision contained in the 2014 Plan. The 2014 Plan provides that an additional number of shares will automatically be added annually to the shares authorized under the 2014 Plan on January 1st of each calendar year. The number of shares of Common Stock added each year will be equal to the least of: (a) four percent (4.0%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year; or (b) such number of shares of Common Stock that may be determined each year by the Registrant’s board of directors provided that such determination is made no later than the last day of the immediately preceding fiscal year.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on June 12, 2020, a date within five business days prior to the filing of this Registration Statement.

(4)
Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2014 ESPP on January 1, 2020 pursuant to an “evergreen” provision contained in the 2014 ESPP. The 2014 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2014 Plan on January 1 of each calendar year. The number of shares of Common Stock added each year will be equal to the least of: (a) 133,900 shares of Common Stock (subject to adjustment for stock splits, dividends, recapitalizations and the like); (b) one and one-half percent (1 1⁄2%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year; or (c) such number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on 85% of the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on June 12, 2020, a date within five business days prior to the filing of this Registration Statement. Pursuant to the 2014 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on (a) the first trading day of the offering period, or (b) the exercise date.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE
The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register: (1) 1,699,937 additional shares of Common Stock issuable pursuant to the 2014 Plan, and (2) 133,900 additional shares of Common Stock issuable pursuant to the 2014 ESPP. The Registrant’s stockholders have previously approved the 2014 Plan and the 2014 ESPP, including the shares of Common Stock available for issuance pursuant thereto.
Pursuant to the Registration Statements on Form S-8 (File Nos. 333-197493, 333-203128, 333-217462, 333-225991 and 333-231523) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on July 18, 2014, May 31, 2015, April 26, 2017, June 29, 2018 and May 15, 2019 (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 5,522,393 shares of Common Stock under the 2014 Plan and an aggregate of 758,769 shares of Common Stock under the 2014 ESPP.
In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020;

(b)
The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2020;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on April 30, 2020;

(d)	The Registrant’s Current Report on Form 8-K filed with the SEC on April 8, 2020, June 9, 2020 and June 11, 2020;

(e)	The Registrant’s Current Report on Form 8-K/A filed with the SEC on June 10, 2020; and

(f)
The description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-36536), filed with the SEC on July 11, 2014, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.
You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:
CareDx, Inc.
1 Tower Place

South San Francisco, California 94080
(415) 287-2300
Attn: Chief Executive Officer
Item 8. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 28, 2014 and incorporated herein by reference).

3.2	Amended and Restated Bylaws (previously filed as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed on August 28, 2014 and incorporated herein by reference).

3.3	Certificate of Amendment of Amended and Restated Bylaws (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2020 and incorporated herein by reference).

4.1	Form of Registrant’s Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K on March 31, 2015 and incorporated herein by reference).

4.2
2014 Equity Incentive Pl2014 Equity Incentive Plan, as amended (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on June 26, 2018 and incorporated herein by reference).d herein by reference).

4.3	2014 Employee Stock Purchase Plan (previously filed on July 18, 2014 as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-197493) and incorporated herein by reference).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California, on June 18, 2020.

CAREDX, INC.

By:	/s/ Peter Maag
Peter Maag Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Maag and Michael Bell, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Maag	Chairman and Chief Executive Officer	June 18, 2020
Peter Maag	(Principal Executive Officer)

/s/ Michael Bell	Chief Financial Officer	June 18, 2020
Michael Bell	(Principal Financial and Accounting Officer)

/s/ George W. Bickerstaff, III	Director	June 18, 2020
George W. Bickerstaff, III

/s Fred E. Cohen	Director	June 18, 2020
Fred E. Cohen

/s/ Grace Colón	Director	June 18, 2020
Grace Colón

/s/ Christine M. Cournoyer	Director	June 18, 2020
Christine M. Cournoyer

/s/ Michael Goldberg	Director	June 18, 2020
Michael Goldberg

/s/ William Hagstrom	Director	June 18, 2020
William Hagstrom

/s/ Ralph Snyderman	Director	June 18, 2020
Ralph Snyderman